UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2020

FACEBANK GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

On June 4, 2020, FaceBank Group, Inc. (d/b/a fuboTV), a Florida corporation (the “Company” or “FaceBank”) filed a Current Report on Form 8-K (the “Original Form 8-K”) under Item 5.02 to report the appointment of Mr. Simone Nardi to serve as the Chief Financial Officer of the Company, commencing May 30, 2020 (the “Hire Date”). At the time of the Original Form 8-K filing, the Company had not entered into an employment agreement with Mr. Nardi. This Current Report on Form 8-K/A is being filed as an amendment to the Original Form 8-K to describe the terms of Mr. Nardi’s compensation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company entered into an employment agreement with Mr. Nardi, effective June 8, 2020, pursuant to which Mr. Nardi agreed to serve as the Company’s Chief Financial Officer (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Nardi will receive an annual base salary of $430,000 per year, subject to increase, but not decrease, at the discretion of the Compensation Committee of the Board and the Chief Executive Officer. Mr. Nardi will be eligible to receive a target maximum annual bonus of $235,000, based on the Company achieving certain performance-based objectives, as established by the Company’s compensation committee and the Chief Executive Officer.

In connection with his appointment as Chief Financial Officer, on June 8, 2020, Mr. Nardi was granted a stock option to purchase 850,000 shares of the Company’s common stock at an exercise price of $10.435 per share pursuant to the Company’s 2020 Equity Incentive Plan (the “Option Award”). Twenty-five percent of the shares subject to the Option Award shall vest after on the one year anniversary of the Hire Date, and 1/48 of the total number of shares shall vest each monthly anniversary of the Hire Date thereafter, such that the total number of shares shall be fully-vested on the four-year anniversary of the Hire Date. In the event Mr. Nardi’s employment with the Company is terminated without Cause or for Good Reason (each as defined in the Employment Agreement) within 12 months following a change of control, any unvested portion of the Option Award that remains outstanding as of the date of a change in control of the Company will immediately vest in full and become exercisable. Further, in the event Mr. Nardi’s employment with the Company is terminated without Cause or for Good Reason, the Company shall pay Mr. Nardi an amount equal to 50% of his then annual base salary, other than bonus, as determined as of the date of termination, and any outstanding portion of incentive awards that remains unvested shall immediately vest. Mr. Nardi is also eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same terms as generally made available to other senior executives of the Company and have other benefits provided to executives of the Company. The Employment Agreement contains standard non-compete and confidentiality provisions.

The foregoing description of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between FaceBank Group, Inc. (d/b/a fuboTV) and Simone Nardi, dated June 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACEBANK GROUP, INC.

Date: June 12, 2020	By:	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer